Third Quarter 2023 Earnings Conference Call 10/17/2023 HANCOCK WHITNEY Exhibit 99.2

This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations of our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, capital levels, deposits (including growth, pricing, and betas), investment portfolio, other sources of liquidity, loan growth expectations, management’s predictions about charge-offs for loans, general economic business conditions in our local markets, the impacts related to Russia’s military action in Ukraine, Federal Reserve action with respect to interest rates, the adequacy of our enterprise risk management framework, potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions, as well as the impact of recent negative developments affecting the banking industry and the resulting media coverage; the potential impact of future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating and cost reduction initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial reporting, the financial impact of regulatory requirements and tax reform legislation, the impact of reference rate reform, deposit trends, credit quality trends, the impact of natural or man-made disasters, the impact of current and future economic conditions, including the effects of declines in the real estate market, high unemployment, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts, accretion levels and expected returns. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this presentation is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, Part II, “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the period ended March 31, 2023, and in other periodic reports that we file with the SEC. Important cautionary statement about forward-looking statements HNCOCK WHITNEY 2

Non-GAAP Reconciliations & Glossary of Terms Throughout this presentation we may use non-GAAP numbers to supplement the evaluation of our performance. The items noted below with an asterisk, "*", are considered non-GAAP. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Reconciliations of those non-GAAP measures to the comparable GAAP measure are included in the appendix to this presentation. The earnings release, financial tables and supporting slide presentation can be found on the company’s Investor Relations website at investors.hancockwhitney.com. ABL – Asset Based Lending AFS – Available for sale securities ACL – Allowance for credit losses AMBR – Ameribor Unsecured Overnight Rate Annualized – Calculated to reflect a rate based on a full year AOCI – Accumulated other comprehensive income ARM – Adjustable Rate Mortgage B – Dollars in billions Beta – repricing based on a change in market rates BOLI – Bank-owned life insurance bps – basis points Brokered Deposits – deposits obtained directly or indirectly through a deposit broker typically offering higher interest rates BSBY – Bloomberg Short-Term Bank Yield Index C&D – Construction and land development loans CD – Certificate of deposit CET1 – Common Equity Tier 1 Ratio CF – Cash flow CMBS – Commercial mortgage-backed securities CMO – Collateralized mortgage obligations CRE – Commercial real estate CSO – Corporate strategic objective DDA – Noninterest-bearing demand deposit accounts (e) – estimated *Efficiency ratio – noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items HNCOCK WHITNEY 3 EOP – End of period EPS – Earnings per share Fed - Federal Reserve Bank FF – Federal Funds FHLB – Federal Home Loan Bank FRB-DW – Federal Reserve Bank Discount Window Free Securities – market value of unencumbered investment securities owned by the bank FTE – Full time equivalent FV – Fair Value HFS – Held for sale HTM – Held to maturity securities ICRE – Income-producing commercial real estate ICS – Insured Cash Sweep IB – Interest-bearing IRR – Interest rate risk Line Utilization - represents the used portion of a revolving line resulting in a funded balance for a given portfolio; credit cards, construction loans (commercial and residential), and consumer lines of credit are excluded from the calculation Linked-quarter (LQ) – current quarter compared to previous quarter LQA – Linked-quarter annualized LOC – Line of credit M&A – Mergers and acquisitions MM – Dollars in millions MMDA – Money market demand account MMDDYY – Month Day Year Munis – Municipal obligations NII – Net interest income *NIM – Net interest margin (TE) OCI – Other comprehensive income OFA – Other foreclosed assets *Operating – Financial measure excluding nonoperating items ORE – Other real estate O/N– Overnight Funds PF – Public Funds *PPNR – Pre-provision net revenue (operating); also known as operating leverage RMBS – Residential mortgage-backed securities Repo – Customer repurchase agreements ROA – Return on average assets ROTCE – Return on tangible common equity SBIC – Small business investment company SNC – Shared national credit SOFR – Secured Overnight Financing Rate S2 – Slower growth, downside scenario TCE – Tangible common equity ratio (common shareholders’ equity less intangible assets divided by total assets less intangible assets) *TE – Taxable equivalent (calculated using the current statutory federal tax rate) XHYY – Half Year XQYY – Quarter Year Y-o-Y – Year over year

Corporate Profile $36.3 billion in Total Assets $24.0 billion in Total Loans $30.3 billion in Total Deposits CET1 ratio 12.04%(e) Tangible Common Equity (TCE) ratio 7.34% $3.2 billion in Market Capitalization 181 full service banking locations and 225 ATMs across our footprint Approximately 3,700 (FTE) employees corporate-wide Moody’s long-term issuer rating: Baa3; outlook stable S&P long-term issuer rating: BBB; outlook stable Ranked in top 100 Best Banks in America by Forbes Recognized for top client satisfaction ranking by J.D. Power Earned top customer service marks with Greenwich Excellence Awards Diversity, equity and inclusion (DEI) are fundamental to the spirit of HWC’s purpose, mission and values HWC Nasdaq Listed HNCOCK WHITNEY 4 As of September 30, 2023 (Healthcare) (ABL) (Operations) (Trust)

HWC Strong and Stable for 124 Years Strength to manage through a challenging economic environment Balance sheet de-risked in early 2020 Stable, seasoned, diversified deposits; ability to organically grow deposits Credit metrics at low levels; no signs of broad weakness in portfolio Robust ACL at 1.40% of loans Solid capital levels; remain well capitalized including all unrealized losses Significant efficiency initiatives executed in 2020/2021 Technology projects designed to improve client experience and enhance efficiencies Market disruption(s) from M&A leads to opportunities Proven ability to proactively manage expenses Exceptional, dedicated, committed team of associates

Third Quarter 2023 Highlights

- Net income totaled $97.7 million, or $1.12 per diluted share, compared to $117.8 million, or $1.35 per diluted share in 2Q23
  - 3Q23 net income impacted by “idiosyncratic” charge-off of $29.7 million (See slide 11)
- Pre-provision net revenue (PPNR)* totaled $153.4 million, compared to $157.8 million in 2Q23
- Loan growth of $194 million, or 3% LQA (See slide 7)
- Deposits increased $277 million, or 4% LQA (See slide 9)
- Criticized commercial loans and nonaccrual loans remain at low levels (See slide 10)
- ACL coverage remained solid at 1.40% (See slide 11)
- NIM 3.27%, compared to 3.30% in 2Q23 (See slide 13)
- CET1 ratio estimated at 12.04%, up 21 bps linked-quarter; TCE ratio 7.34%, compared to 7.50% in 2Q23 (See slide 18)
- Efficiency ratio 56.38%

($s in millions; except per share data)	3Q23	2Q23	3Q22
Net Income	$97.7	$117.8	$135.4
Provision for credit losses	$28.5	$7.6	$1.4
Earnings Per Share – diluted	$1.12	$1.35	$1.55
Return on Assets (%) (ROA)	1.09	1.30	1.56
Return on Tangible Common Equity (%) (ROTCE)	14.53	17.76	21.58
Net Interest Margin (TE) (%)	3.27	3.30	3.54
Net Charge-offs (recoveries) (%)	0.64	0.06	0.02
CET1 Ratio (%)	12.04(e)	11.83	11.10
Tangible Common Equity (%)	7.34	7.50	6.73
Pre-Provision Net Revenue (TE)*	$153.4	$157.8	$174.7
Efficiency Ratio (%)	56.38	55.33	51.62

*Non-GAAP measure: see appendix for non-GAAP reconciliation

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Loans totaled $24.0 billion, up $194 million, or 3% LQA Increase in mortgage loans driven by one-time close product, which convert from construction to mortgage upon construction completion Increase in CRE-income producing partially offset by the decline in C&D related to completed multifamily projects and slowing prepayments Line utilization impacted by higher availability on commercial non-real estate loans coupled with stable outstanding balances; multi-year low utilization for consumer real-estate secured lines of credit Headwinds to future loan growth: Select appetite in CRE Expect contraction in loan-only transactions over time Disciplined loan pricing Potential economic slowdown Continued Moderation in Quarterly Loan Growth Bar Chart

CRE Exposure Limited, Diversified Total Loans Outstanding % of Total Loans Commitment ($s in millions) Commercial non-RE (C&I) $7,907 33.0% $13,919 CRE - owner 2,544 10.6% 2,660 ICRE 3,492 14.6% 3,694 C&D 1,496 6.2% 3,041 Healthcare 2,118 8.8% 2,535 Equipment Finance 1,036 4.3% 1,036 Energy 206 0.9% 319 Total Commercial 18,799 78.4% 27,204 Mortgage 3,721 15.5% 3,726 Consumer 1,399 5.8% 3,426 Indirect 65 0.3% 65 Grand Total $23,984 100.0% $34,421         For Information Purposes Only (included in categories above)       Retail (C&I and CRE) $2,019 8.4% $2,521 Hospitality (C&I and CRE) $1,259 5.2% $1,462 Office - ICRE $799 3.3% $841 Office - owner $839 3.5% $872 Multifamily – ICRE $771 3.2% $795 Multifamily – C&D $419 1.7% $1,059 CRE loan portfolio is diversified by asset class, industry and geographic region CRE-Income producing (ICRE) approximately 15% of total loans and includes retail, hospitality, office, industrial, and multifamily Office-ICRE exposure down $72 million, or 8% linked-quarter Focus has shifted from traditional office to medical office within office-ICRE 31% of the office-ICRE portfolio exposure is related to medical offices Office buildings tend to be more mid-rise not necessarily high-rise that rely upon large tenants taking large space SNC Loans totaled $2.8 billion at 9/30/23, 11% of total loans or 15% of commercial loans; diverse industry concentrations As of September 30, 2023

DDA Remix Begins to Slow; Deposits Fully Fund Loan Growth Total deposits of $30.3 billion, up $277 million, or 4% LQA Decrease in noninterest-bearing DDA driven by continued shift in mix to interest-bearing deposits due to competitive rates offered during 3Q23 Increase in interest-bearing transaction and savings mostly due to competitive rates offered Decrease in interest-bearing public funds due to seasonal activity Increase in retail time deposits is due to shift from DDA deposits and competitive rates offered Brokered deposits virtually unchanged DDA as a % of total deposits was 38% at 3Q23, down from 40% at 2Q23; for additional details on deposit composition refer to slide 26 Total Deposits 12/31/20 $s in millions Time Deposits (retail) $1,835 7% Time Deposits (brokered) $14 ― Interest-bearing public funds $3,235 12% Interest-bearing transaction & savings $10,414 37% Noninterest bearing $12,200 44% $s in billions Avg Qtrly Deposits LQA EOP growth $28.0 $26.0 $24.0 $22.0 $20.0 $18.0 $16.0 1Q20 $24.3 20% 2Q20 $26.7 37% 3Q20 $26.8 -4% 4Q20 $27.0 10% 1Q21 $27.0 10% HNCOCK WHITNEY 15 EOP Deposits Mix ($) EOP Deposits Mix (%) * Includes Public Funds DDA $ in millions % of Total Deposits † Included in decrease in noninterest bearing DDA is temporary trust deposit of $247 million in 2Q23

Continued Low Levels of Criticized and Nonaccrual Loans Criticized commercial loans totaled $275 million, or 1.46% of total commercial loans, at September 30, 2023, down $27 million, or 9%, linked-quarter; decrease mostly due to one charge-off Nonaccrual loans totaled $60 million, or 0.25% of total loans, at September 30, 2023, down $18 million, or 23%, linked-quarter; decrease mostly due to one charge-off Not experiencing broad signs of weakness among any industry, collateral type, or geography 1.68% 0.18% 1.62% Total Loans $22,586 $23,114 $23,405 $23,790 $23,984 Total Commercial Loans 18,166 18,444 18,550 18,703 18,799 Criticized Commercial Loans 304 302 296 302 275 Nonaccrual Loans 40 39 54 78 60 1.64% 0.17% 1.59% 0.23% 0.33% 1.46% 0.25% $700 $600 $500 $400 $300 $200 $100 $0 3Q20 4Q20 1Q21 2Q21 3Q21 HNCOCK WHITNEY 12 $ in millions

Maintained a Solid Reserve

- Provision for the third quarter of $28.5 million, reflects $38.3 million of net charge-offs and a reserve release of $9.8 million
  - Charge-offs include $29.7 million related to one “idiosyncratic” charge-off; expect 4Q provision and charge-offs to return to a more normalized level
  - Maintained solid reserve, with quarter-end reserve coverage of 1.40%
- Weighting applied to Moody's September 2023 economic scenarios was 40% baseline and 60% slower growth (S2), unchanged from 2Q23
  - Given inflation levels, market conditions, and recession concerns, scenario mix and weighting captures greater potential for slower near term economic growth than provided for in the baseline scenario

	Net Charge-offs		Reserve Build / (Release)		Total Provision	
($s in millions)	3Q23	2Q23	3Q23	2Q23	3Q23	2Q23
Commercial	$35.6	$1.2	($8.6)	$2.6	$27.0	$3.8
Mortgage	(0.4)	(0.3)	0.3	2.0	(0.1)	1.7
Consumer	3.1	2.5	(1.5)	(0.4)	1.6	2.1
Total	**$38.3**	**$3.4**	**($9.8)**	**$4.2**	**$28.5**	**$7.6**

Portfolio ($ in millions)	9/30/2023		6/30/2023	
	Amount	% of Loan and Leases Outstanding	Amount	% of Loan and Leases Outstanding
Commercial	$244	1.30%	$251	1.34%
Mortgage	37	0.99%	37	1.02%
Consumer	26	1.75%	27	1.79%
Allowance for Loan and Lease Losses (ALLL)	$307	1.28%	$315	1.32%
Reserve for Unfunded Lending Commitments	29	---	31	---
Allowance for Credit Losses (ACL)	$336	1.40%	$346	1.45%

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Duration of Securities Portfolio Continues to Decline Securities portfolio* totaled $8.9 billion, down $104 million linked-quarter 69% AFS, 31% HTM at 9/30/23 To reduce OCI volatility and provide flexibility to reposition and/or reprice the hedged assets in a changing rate environment, we have $514 million of FV hedges on $559 million of bonds, or 9% of AFS securities Yield 2.37%, virtually unchanged linked-quarter Premium amortization totaled $7.9 million, unchanged linked-quarter Effective duration continues to decline; 4.5 years at 9/30/23 compared to 4.7 years at 6/30/23 Net unrealized losses on securities portfolio impacted by higher long-term Treasury yields: Securities Portfolio Mix 12/31/20 $s in millions CMBS $2,873 41% CMO $513 7% U.S. Agencies and other $219 3% RMBS $2,582 36% Munis $936 13% HNCOCK WHITNEY 15 Bar chart,pie chart Net Unrealized Loss $ in millions 9/30/2023 6/30/2023 AFS ($897) ($736) HTM ($298) ($241) Total ($1,195) ($977) * Excluding unrealized losses and FV hedges adjustment

3Q23 NIM 3.27%, down 3 bps linked-quarter NIM 3.24% for the month of September 2023 NII (TE) decreased $4.7 million, or 2%, linked-quarter, driven by change in the funding mix and increasing deposit betas Federal Funds rate expected to be flat through year-end 2023 Expect NIM compression of between 3 to 5 bps in 4Q23 Headwinds: continued deposit remix (albeit at a slower pace) and expected CD repricing Tailwinds: stabilizing deposit costs and higher loan yields NIM Relatively Stable; Compression Slows Cost of Deposits 0.60% 0.50% 0.40% 0.30% 0.20% 0.10% Mar-20 Apr-20 May-20 Jun 20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Mar-21e .59% .41% .33% .29% .25% .21% .20% .19% .17% .17% .13% 3.40% 3.30% 3.20% 3.10% 3.00% 2.90% 2.80% 3Q20 NIM (TE) Impact of Securities Portfolio Purchase/Premium amortization Impact of change in earnings asset mix Lower cost of deposits Net impact of interest reversals and recoveries/loan fees accretion 4Q20 NIM (TE) 0.02% 0.06% 0.05% 0.02% 5.00% 4.00% 3.00% 2.00% 1.00% 0.00% 4Q19 1Q20 2Q20 3Q20 4Q20 4.69% 3.43% 2.56% 0.76% 4.56% 3.41% 2.53% 0.67% 4.04% 3.23% 2.47% 0.38% 3.95% 3.23% 2.31% 0.30% 3.99% 3.22% 2.23% 0.25% Loan Yield Securities Yield Cost of Fund NIM HNCOCK WHITNEY 18 Line chart NIM Yield / Cost Quarter Month

New Loan Rates Reflect Ongoing Pricing Efforts $ in millions New Loan Rate* – Fixed 4.45% 5.28% 5.95% 6.47% 6.69% 7.46% New Loan Rate* - Variable 3.25% 4.79% 6.40% 7.10% 7.81% 8.28% * Loan rates represent weighted average coupon rate in the month of origination or first funded balance

Loans Loans totaled $24.0 billion at September 30, 2023 40% fixed, 60% variable (includes hybrid ARMs) 70% ($10.0 billion) of variable loans tied to SOFR 23% ($3.3 billion) of variable loans tied to Wall Street Journal Prime 6% ($810 million) of variable loans tied to AMBR 1% ($205 million) of variable loans tied to BSBY Securities Expect runoff of approximately $125 million from bond portfolio in 4Q23 Swaps/Hedges (See slide 31 for more information) $1.6 billion of active receive fixed/pay 1 month SOFR swaps designated as Cash Flow Hedges on the balance sheet; extends asset duration $514 million of pay fixed/receive Fed Effective swaps designated as Fair Value Hedges on $559 million of securities; provides OCI protection and flexibility to reposition and/or reprice the hedged assets in a changing rate environment Deposits Deposits totaled $30.3 billion at September 30, 2023 74% of deposits are MMDA (excludes PF), savings, or DDA Shift in deposit mix as interest rates continue to rise Rate Betas Rate Floors Floor Rate Balance * Balance Cumulative 25-49 bps $670 million $670 million 50-74 bps $804 million $1.5 billion 75-99 bps $546 million $2.0 billion 100-150 bps $1.8 billion $3.8 billion > 150 bps $172 million $4.0 billion IRR Sensitivity Table HWC (Hedges Removed) As of 4Q21 As of 4Q21 Peers * Immediate 100 bps 7.3% 8.4% 7.3% Gradual 100 bps 3.2% 3.6% 4.3% Deposits $ in millions Time Deposits $1,129 4% Interest-bearing public funds $3,295 11% Interest-bearing transaction & savings $11,650 38% Noninterest bearing $14,393 47% Key IRR Metrics IRR Sensitivity Table     HWC   HWC (Hedges Removed)   As of 3Q23 As of 3Q23 Immediate +100 bps 2.5% 3.7% Immediate -100 bps -2.3% -3.6% Gradual +100 bps 1.8% 2.3% Gradual -100 bps -0.9% -1.5% 1Q22- 2Q22 2Q22- 3Q22 3Q22- 4Q22 4Q22- 1Q23 1Q23- 2Q23 2Q23- 3Q23 Cycle to date (1Q22-3Q23) Total Deposit Betas 3% 8% 21% 48% 104% 127% 33% IB Deposit Betas 5% 16% 40% 81% 156% 165% 53% Loan Betas 24% 45% 43% 50% 60% 65% 45% Total Deposit Beta excluding brokered CDs 47% 82% 115% 30%

Specialty Income Drives Fee Increase Noninterest income totaled $86.0 million, up $2.8 million, or 3% linked-quarter Increase in service charges was primarily related to higher account activity Decrease in trust fees related to 2Q23 seasonal tax accounting fees Increase in other noninterest income is primarily related to increased FHLB dividends, SBIC income, and loan-related fee income from specialty lines of business Noninterest Income Mix 9/30/23 $s in millions Lower Mortgage, Specialty Income Partly Offset by Higher Service Fees Noninterest income totaled $82.4 million, down $1.3 million, or 2% linked-quarter Service charges and bank card & ATM fees up primarily due to increased activity, although lower than pre-pandemic levels Secondary mortgage fees continue to be impacted by the favorable rate environment, albeit a lower level of refinance activity compared to previous quarters Other income decrease related to lower levels of specialty income (BOLI) in 4Q20 partially offset by higher derivative income Expect 1Q21 fee income to be down related to anticipated lower levels of specialty income and secondary mortgage fees Secondary Mortgage Fees $11.5 14%Other $12.8 16% Noninterest Income Mix 12/31/20 $s in millions Service Charges on Deposit $19.9 24% Investment & Annuity and Insurance $5.8 7% Trust Fees $14.8 18% Bank Card & ATM Fees $17.6 21% 3Q20 NON INTEREST INCOME SERVICE CHARGES ON DEPOSIT accounts bank card & atm fees investment & annuity income and insurance trust fees secondary mortgage fees other 4q20 Non interest income Pie chart

Expenses Relatively Stable Linked-Quarter Noninterest expense totaled $204.7 million, up $2.6 million, or 1% linked-quarter Personnel expense increased $1.4 million, or 1% linked-quarter, as lower loan originations reduced the amount of personnel expense deferred (FAS 91) Other expenses increased $0.6 million, or less than 1% linked-quarter Noninterest Expense Mix 9/30/23 $s in millions A Focus on Expense Control; More Initiatives Underway Noninterest expense totaled $193.1 million, down $2.7 million, or 1% LQ Decline in personnel expense related to savings from efficiency measures taken to-date, including staff attrition and recent financial center closures Increase in other expenses mainly related to nonrecurring hurricane expense and branch closures Expense reduction initiatives to-date Closed 12 financial centers in 4Q20 8 additional financial centers closures announced in 1Q21 Ongoing branch rationalization reviews Closed Wealth Management trust offices in the NE corridor FTE down 210 compared to June 30, 2020 through staff attrition and other initiatives Early retirement package offered to select employees in 1Q21 Expect 1Q21 expenses to be flat as efficiency initiatives continue and offset typical beginning of the year increases; does not include nonrecurring charges for certain initiatives (i.e. early retirement)

Capital Levels Remain Solid and Stable CET1 ratio estimated at 12.04%, up 21 bps linked-quarter Leverage (Tier 1) ratio estimated at 10.01%, up 37 bps linked-quarter TCE ratio 7.34%, down 16 bps LQ Impact of AOCI -37 bps Dividends -7 bps Higher tangible assets -2 bps Tangible net earnings +28 bps Stock compensation and other +2 bps No shares repurchased during 3Q23 or YTD 2023 Will continue to manage capital in the best interests of the Company and our shareholders; our priorities are: Organic growth Dividends Buybacks M&A Tangible Common Equity Ratio Leverage (Tier 1) Ratio CET1 Ratio and Tier 1 Risked-Based Capital Ratio Total Risk-Based Capital Ratio September 30, 2023 7.34% 10.01%(e) 12.04%(e) 13.62%(e) June 30, 2023 7.50% 9.64% 11.83% 13.44% March 31, 2023 7.16% 9.63% 11.60% 13.21% December 31, 2022 7.09% 9.53% 11.41% 12.97% September 30, 2022 6.73% 9.27% 11.10% 12.67% (e) Estimated for most recent period-end Capital Rebuild Continues After 1H20 De-Risking Activities TCE ratio 7.64%, up 11 bps LQ (7.99% excluding PPP loans) Tangible net earnings +34 bps Change in tangible assets/additional excess liquidity -10 bps Dividends -7 bps Change in OCI & other -6 bps CET1 ratio 10.70%, up 40 bps linked-quarter Intend to pay quarterly dividend in consultation with examiners; board reviews dividend policy quarterly Buybacks on hold Tangible Common Equity Ratio Leverage (Tier 1) Ratio CET1 Ratio and Tier 1 Risked-Based Capital Ratio Total Risk-Based Capital Ratio December 31, 2020 7.64% 7.87%(e) 10.70%(e) 13.31%(e) September 30, 2020 7.53% 7.70% 10.30% 12.92% June 30, 2020 7.33% 7.37% 9.78% 12.36% March 31, 2020 8.00% 8.40% 10.02% 11.87% December 31, 2019 8.45% 8.76% 10.50% 11.90% (e) Estimated for most recent period-end; effective March 31, 2020 regulatory capital ratios reflect the election to use the five-year CECL transition rules

Remain Well Capitalized Including All Unrealized Losses 9/30/2023 As Reported Inc. AOCI Losses (1) Inc. AOCI + HTM Losses(2) Well Capitalized Minimum Tangible Common Equity Ratio 7.34% 7.34% 6.73% N/A Leverage (Tier 1) Ratio (e) 10.01% 7.90% 7.29% 5.00% CET1 Ratio (e) 12.04% 9.41% 8.63% 6.50% Tier 1 Risked-Based Capital Ratio (e) 12.04% 9.41% 8.63% 8.00% Risk-Based Capital Ratio (e) 13.62% 10.99% 10.21% 10.00% Reflected above is the hypothetical impact on capital if the mark on AOCI Losses(1) and AOCI + HTM(2) were included in the regulatory capital calculations Neither scenario is currently included, nor required to be included in the Company’s regulatory capital ratios (e) Estimated for most recent period-end Assumes AOCI adjustments related to market valuations on securities and related hedges are included for regulatory capital calculations Assumes HTM securities are also included as AOCI adjustment

2023 Forward Guidance Unchanged

	Guidance Direction	3Q23 Actual	FY 2023 Outlook
Loans (EOP)	Unchanged	$24.0B	Expect EOP loan growth in the range of low to mid single digits from $23.1B at 12/31/22; expect modest growth from 3Q EOP level
Deposits (EOP)	Unchanged	$30.3B	Expect EOP deposit growth in the range of flat to low single digits from $29.1B at 12/31/22; expect modest growth from 3Q EOP level
Operating Pre-Provision, Net Revenue (PPNR)*	Unchanged	$153.4MM	Expect PPNR to decrease 1%-3% from FY22 ($641.1MM); assumes NIM compression in 4Q of between 3 and 5 bps; expect 4Q PPNR level to be down slightly from 3Q
Reserve for Credit Losses	Unchanged	$335.9MM or 1.40% of total loans	Future assumptions in economic forecasts and any change in our own asset quality metrics will drive level of reserves; expect low to modest charge-offs and provision for the remainder of 2023
Noninterest Income	Unchanged	$86.0MM	Expect noninterest income to be up 1%-2% from FY22 ($331.5MM); expect 4Q level to be down slightly from 3Q
Noninterest Expense	Unchanged	$204.7MM	Expect operating expense to be up 7.5%-8.5% from FY22 ($750.7MM); this guidance excludes any expected special FDIC assessment related to the 2023 bank failures; expect 4Q level to be down slightly from 3Q
Effective Tax Rate	Unchanged	19.9%	Approximately 21%
Efficiency Ratio	Unchanged	56.38%	Expect to maintain efficiency ratio below 56% for FY23

* See additional information on NIM guidance on Slide 13; Forecasting no change from current levels for the Federal Funds rate through year-end 2023

Corporate Strategic Objectives (CSOs) **Long-term operating objectives reviewed/updated annually** (Rate environment will either benefit or challenge us to reach our objectives)	3 Year Objective (4Q25)	3Q23 Actual
ROA	≥ 1.55%	1.09%
TCE	≥ 8%	7.34%
ROTCE	≥ 18%	14.53%
Efficiency Ratio	≤ 50%	56.38%

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HANCOCK WHITNEY

Appendix and Non-GAAP Reconciliations Appendix and Non-GAAP Reconciliations CHANCOCK WHITNEY

Summary Balance Sheet ($ in millions) Average securities excludes unrealized gain/(loss) Summary Balance Sheet ($ in millions) 4Q20 and YTD 2020 include $2.0 billion and 3Q20 included $2.3 billion in PPP loans, net Average securities excludes unrealized gain /(loss)       Change       4Q20 3Q20 4Q19 LQ PY Line Item YTD 2020 YTD 2019 Y-o-Y           EOP Balance Sheet       $21,789.9 $22,240.2 $21,212.8 ($450.3) $577.1 Loans (1) $21,789.9 $21,212.8 $577.1 7,356.5 7,056.3 6,243.3 300.2 1,113.2 Securities 7,356.5 6,243.3 1,113.2 30,616.3 30,179.1 27,622.2 437.2 2,994.1 Earning Assets 30,616.3 27,622.2 2,994.1 33,638.6 33,193.3 30,600.8 445.3 3,037.8 Total assets 33,638.6 30,600.8 3,037.8                   $27,698.0 $27,030.7 $23,803.6 $667.3 $3,894.4 Deposits $27,698.0 $23,803.6 $3,894.4 1,667.5 1,906.9 2,714.9 (239.4) (1,047.4) Short-term borrowings 1,667.5 2,714.9 (1,047.4) 30,199.6 29,817.7 27,133.1 381.9 3,066.5 Total Liabilities 30,199.6 27,133.1 3,066.5 3,439.0 3,375.6 3,467.7 63.4 (28.7) Stockholders' Equity 3,439.0 3,467.7 (28.7)                             Avg Balance Sheet       $22,065.7 $22,407.8 $21,037.9 ($342.1) $1,027.8 Loans $22,166.5 $20,380.0 $1,786.5 6,921.1 6,389.2 6,201.6 531.9 719.5 Securities (2) 6,398.7 5,864.2 534.5 29,875.5 29,412.3 27,441.5 463.2 2,434.0 Average earning assets 29,235.3 26,476.9 2,758.4 33,067.5 32,685.4 30,343.3 382.1 2,724.2 Total assets 32,391.0 29,125.4 3,265.6                   $27,040.4 $26,763.8 $23,848.4 $276.6 $3,192.0 Deposits $26,212.3 $23,299.3 $2,913.0 1,779.5 1,733.3 2,393.4 46.2 (613.9) Short-term borrowings 1,978.2 1,942.1 36.1 29,660.8 29,333.8 26,869.6 327.0 2,791.2 Total Liabilities 28,957.9 25,822.8 3,135.1 3,406.6 3,351.6 3,473.7 55.0 (67.1) Stockholders' Equity 3,433.1 3,302.7 130.4 3.99% 3.95% 4.69% 4 bps -70 bps Loan Yield 4.13% 4.81% -68 bps 2.23% 2.31% 2.56% -8 bps -33 bps Securities Yield 2.38% 2.62% -24 bps 0.31% 0.39% 1.11% -8 bps -80 bps Cost of IB Deposits 0.57% 1.25% -68 bps 79% 82% 89% -361 bps -1045 bps Loan/Deposit Ratio (Period End) 79% 89% -1045 bps CHANCOCK WHITNEY 26 Change Change 3Q23 2Q23 3Q22 LQ Prior Year   YTD 2023 YTD 2022 Y-o-Y           EOP Balance Sheet       23,983.7 23,789.9 22,585.6 193.8 1,398.1 Loans 23,983.7 22,585.6 1,398.1 7,916.1 8,195.7 8,333.2 (279.6) (417.1) Securities 7,916.1 8,333.2 (417.1) 32,733.6 32,715.6 31,213.4 18.0 1,520.2 Earning assets 32,733.6 31,213.4 1,520.2 36,298.3 36,210.1 34,567.2 88.2 1,731.1 Total assets 36,298.3 34,567.2 1,731.1                   30,320.3 30,043.5 28,951.3 276.8 1,369.0 Deposits 30,320.3 28,951.3 1,369.0 1,425.9 1,629.5 1,543.0 (203.6) (117.1) Short-term borrowings 1,425.9 1,543.0 (117.1) 32,797.3 32,655.7 31,386.8 141.6 1,410.5 Total liabilities 32,797.3 31,386.8 1,410.5 3,501.0 3,554.5 3,180.4 (53.5) 320.6 Stockholders' equity 3,501.0 3,180.4 320.6                             Avg Balance Sheet       23,830.7 23,655.0 22,138.7 175.7 1,692.0 Loans 23,526.8 21,643.1 1,883.7 8,888.5 9,007.8 9,177.5 (119.3) (289.0) Securities (1) 9,010.2 8,950.0 60.2 33,137.6 33,619.8 31,783.8 (482.2) 1,353.8 Average earning assets 33,171.8 32,583.7 588.1 35,626.9 36,205.4 34,377.8 (578.5) 1,249.1 Total assets 35,665.5 35,248.0 417.5                   29,757.2 29,372.9 29,180.6 384.3 576.6 Deposits 29,311.2 29,727.0 (415.8) 1,311.0 2,386.6 950.6 (1,075.6) 360.4 Short-term borrowings 1,929.2 1,285.5 643.7 32,054.4 32,638.1 30,972.3 (583.7) 1,082.1 Total liabilities 32,147.4 31,783.3 364.1 3,572.5 3,567.3 3,405.5 5.2 167.0 Stockholders' equity 3,518.1 3,464.7 53.4                   6.01% 5.81% 4.49% 20 bps 152 bps Loan yield 5.79% 4.03% 176 bps 2.37% 2.38% 2.17% (1) bps 20 bps Securities yield 2.37% 2.05% 32 bps 2.84% 2.39% 0.36% 45 bps 248 bps Cost of IB deposits 2.32% 0.20% 212 bps 79.10% 79.18% 78.01% (8) bps 109 bps Loan/Deposit ratio - EOP 79.10% 78.01% 109 bps

Balance Sheet Summary   3Q22 4Q22 1Q23 2Q23 3Q23 Average Loans ($MM) 22,139 22,723 23,087 23,655 23,831 Average Total Securities* ($MM) 9,177 9,201 9,137 9,008 8,888 Average Deposits ($MM) 29,181 28,816 28,793 29,373 29,757 Loan Yield (TE) 4.49% 5.12% 5.54% 5.81% 6.01% Cost of Deposits 0.18% 0.50% 0.91% 1.40% 1.74% Tangible Common Equity Ratio 6.73% 7.09% 7.16% 7.50% 7.34% Balance Sheet Summary   4Q19 1Q20 2Q20 3Q20 4Q20 Average Loans ($MM) 21,038 21,234 22,957 22,408 22,066 Average Total Securities ($MM) 6,202 6,149 6,130 6,389 6,921 Average Deposits ($MM) 23,848 24,327 26,703 26,764 27,040 Loan Yield (TE) 4.69% 4.56% 4.04% 3.95% 3.99% Cost of Interest Bearing Deposits 1.11% 1.01% 0.58% 0.39% 0.31% Tangible Common Equity Ratio 8.45% 8.00% 7.33% 7.53% 7.64% CHANCOCK WHITNEY 28 * Average securities excludes unrealized gain/(loss)

EOP Loan Repricing and Maturity ($s in millions) Repricing/Maturity Term (1) Rate Structure 3 months or less 4-12 months 1-3 Years 3-5 Years 5-15 Years Over 15 Years Total Loans (EOP) Variable Rate Fixed Rate Commercial Non-RE $3,410 $524 $2,120 $2,772 $1,178 $72 $10,076 $6,572 $3,504 CRE-Owner 918 81 277 436 1,345 24 3,081 1,053 2,028 CRE- income producing 2,318 261 580 466 398 4 4,027 2,764 1,263 Construction and land development 731 58 245 116 394 71 1,615 1,213 402 Total Commercial $7,377 $924 $3,222 $3,790 $3,315 $171 $18,799 $11,602 $7,197 Residential mortgages 56 104 77 242 1,500 1,742 3,721 1,541 2,180 Consumer 1,207 16 90 126 23 2 1,464 1,186 278 Total Loans $8,640 $1,044 $3,389 $4,158 $4,838 $1,915 $23,984 $14,329 $9,655 % of Total 36% 4% 14% 17% 20% 8% 100% 60% 40% Weighed Average Rate 8.05% 6.50% 6.41% 6.14% 3.93% 4.20% 6.29% 7.40% 4.52% (1) Based on maturity date for fixed rate loans

Total Loan Rates and Yield Trend $ in millions Total Loan Rate* - Fixed 3.95% 4.04% 4.15% 4.28% 4.40% 4.52% Total Loan Rate* - Variable 3.84% 5.11% 6.35% 6.81% 7.19% 7.40% * Loan rates represent weighted average coupon rate at end of period

Maintaining a Seasoned, Stable, Diversified Deposit Base DDAs as a % of total deposits remains among best-in-class at 38% at September 30, 2023 Uninsured deposits (adjusted for collateralized public funds) were 35% at September 30, 2023, compared to 34% at June 30, 2023 The Insured Cash Sweep (ICS) product is available to clients as a way to secure deposits above FDIC limits; balances at September 30, 2023 were $319 million, up from $221 million at June 30, 2023 Repurchase (Repo) agreements are another way for clients to secure deposits; balances at September 30, 2023 were $526 million compared to $529 million at June 30, 2023 Consumer clients comprise 43% of total deposits (50% including wealth), while commercial clients comprise 35% Deposits include $1.2 billion in brokered CDs, unchanged LQ $568 million at a rate of 5.45% (matures in December 2023) $590 million at a rate of 5.35% ($195 million matures in February 2024; $395 million matures in May 2024) Select Average Deposit Account Size by Line of Business Line of Business ($ in thousands) 12/31/19 9/30/23 Consumer $15.0 $18.5 Commercial $163.4 $199.1 Wealth $121.7 $134.3 Total Deposits $30.5 $38.4

Currently have approximately $20 billion in internal and external sources of liquidity if needed Nearly $18 billion in remaining net liquidity available at September 30, 2023 Liquidity includes $1.2 billion in brokered CDs at September 30, 2023 At September 30, 2023 $ in millions Total Sources Amount Used Net Availability Internal Sources       Free Securities $ 3,542 $ - $ 3,542 External Sources       FHLB 6,845 987 5,858 FRB-DW 3,460 - 3,460 Brokered Deposits 4,555 1,157 3,397 Overnight Fed Funds LOCs 1,369 - 1,369 Total Available Sources of Funding $ 19,771 $ 2,144 $ 17,627 Strong Liquidity Position; Multiple Sources of Funding Available At September 30, 2023 $ in millions Cash and O/N $ 1,359 Cash and O/N as a % of Assets 3.7% Cash and O/N + Net Availability $ 18,986 Uninsured Deposits excl. PF Deposits $ 10,490 Cash and O/N + Net Availability to Adj. Uninsured deposits 181.0%

Summary Income Statement ($ in millions, except for per share data)

			Change					Change
3Q23	2Q23	3Q22	LQ	Prior Year		YTD 2023	YTD 2022	Y-o-Y
272.1	276.7	282.9	(4.6)	(10.8)	Net interest income (TE)	836.4	762.2	74.2
28.5	7.6	1.4	20.9	27.1	Provision for credit losses	42.2	(30.9)	73.1
86.0	83.2	85.3	2.8	0.7	Noninterest income	249.5	254.4	(4.9)
204.7	202.1	193.5	2.6	11.2	Noninterest expense	607.7	560.5	47.2
122.0	147.4	170.7	(25.4)	(48.7)	Income before income tax	427.8	479.3	(51.5)
24.3	29.6	35.3	(5.3)	(11.0)	Income tax expense	85.8	99.0	(13.2)
97.7	117.8	135.4	(20.1)	(37.7)	Net income	342.0	380.3	(38.3)
153.4	157.8	174.7	(4.4)	(21.3)	Operating PPNR (TE)*	478.2	456.1	22.1
97.7	117.8	135.4	(20.1)	(37.7)	Net income	342.0	380.3	(38.3)
(1.0)	(1.2)	(2.0)	0.2	1.0	Net Income allocated to participating securities	(3.6)	(5.8)	2.2
96.7	116.6	133.4	(19.9)	(36.7)	Net Income available to common shareholders	338.4	374.5	(36.1)
86.4	86.4	86.0	-	0.4	Weighted average common shares - diluted (millions)	86.4	86.4	-
1.12	1.35	1.55	(0.23)	(0.43)	EPS	3.92	4.33	(0.41)
3.27%	3.30%	3.54%	-3 bps	-27 bps	NIM (TE)	3.37%	3.13%	24 bps
1.09%	1.30%	1.56%	-21 bps	-47 bps	ROA	1.28%	1.44%	-16 bps
10.85%	13.24%	15.77%	-239 bps	-492 bps	ROE	13.00%	14.68%	-168 bps
56.38%	55.33%	51.62%	105 bps	476 bps	Efficiency ratio	55.14%	54.08%	106 bps

*Non-GAAP measure: see slide 30 for non-GAAP reconciliation

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HANCOCK WHITNEY

Operating Results *Non-GAAP measure: see slide 30 for non-GAAP reconciliation   3Q22 4Q22 1Q23 2Q23 3Q23 Operating PPNR (TE)* ($000) 174,745 185,026 167,024 157,835 153,385 Net Interest Income (TE) ($000) 282,910 298,116 287,578 276,748 272,086 Net Interest Margin (TE) 3.54% 3.68% 3.55% 3.30% 3.27% Operating Noninterest Income* ($000) 85,337 77,064 80,330 83,225 85,974 Operating Expense* ($000) 193,502 190,154 200,884 202,138 204,675 Efficiency Ratio 51.62% 49.81% 53.76% 55.33% 56.38% Results *Non-GAAP measures. See slides 29-31 for non-GAAP reconciliations   4Q19 1Q20 2Q20 3Q20 4Q20 Operating PPNR (TE)* ($000) 125,660 115,688 118,518 126,346 130,607 Net Interest Income (TE)* ($000) 236,736 234,636 241,114 238,372 241,401 Net Interest Margin (TE)* 3.43% 3.41% 3.23% 3.23% 3.22% Noninterest Income ($000) 82,924 84,387 73,943 83,748 82,350 Operating Expense* ($000) 194,000 203,335 196,539 195,774 193,144 Efficiency Ratio* 58.88% 62.06% 60.74% 59.29% 58.23% CHANCOCK WHITNEY 27

Operating Revenue (TE), Operating PPNR (TE) Reconciliation   Three Months Ended (in thousands) 3Q23 2Q23 1Q23 4Q22 3Q22 Net interest income $269,234 $273,911 $284,994 $295,501 $280,307 Noninterest income 85,974 83,225 80,330 77,064 85,337 Total revenue $355,208 $357,136 $365,324 $372,565 $365,644 Taxable equivalent adjustment 2,852 2,837 2,584 2,615 2,603 Nonoperating revenue — — — — — Operating revenue (TE) $358,060 $359,973 $367,908 $375,180 $368,247 Noninterest expense (204,675) (202,138) (200,884) (190,154) (193,502) Nonoperating expense — — — — — Operating expense (204,675) (202,138) (200,884) (190,154) (193,502) Operating pre-provision net revenue (TE) $153,385 $157,835 $167,024 $185,026 $174,745 Total Revenue (TE), Operating PPNR (TE) Reconciliations Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.   Three Months Ended (in thousands) 12/31/2020 9/30/2020 6/30/2020 3/31/2020 12/31/2019 Net interest income $238,286 $235,183 $237,866 $231,188 $233,156 Noninterest income 82,350 83,748 73,943 84,387 82,924 Total revenue $320,636 $318,931 $311,809 $315,575 $316,080 Taxable equivalent adjustment 3,115 3,189 3,248 3,448 3,580 Total revenue (TE) $323,751 $322,120 $315,057 $319,023 $319,660 Noninterest expense (193,144) (195,774) (196,539) (203,335) (197,856) Nonoperating expense — — — — 3,856 Operating pre-provision net revenue $130,607 $126,346 $118,518 $115,688 $125,660 CHANCOCK WHITNEY 31 Taxable equivalent (TE) amounts are calculated using a federal tax rate of 21%

Current Hedge Positions Cash Flow (CF) Hedges Receive 215 bps versus paying 1 month SOFR on $1.6 billion No new CF hedges were executed and no CF hedges were terminated in 3Q23 Total termination value on remaining active CF hedges is approximately ($122) million as of 9/30/23 Future maturities of existing CF hedges range from December 2025 through March 2028 Fair Value (FV) Hedges $559 million in securities are hedged with $514 million of FV hedges Duration (Market price risk) reduced from approximately 6.8 years to 2.6 years on hedged securities During 3Q23, there were no FV hedge terminations Current termination value of FV hedges is approximately $40 million at 9/30/2023 FV hedges become fully effective beginning January 2025 through July 2026; at that point we pay fixed 1.89% and receive the FF effective rate (resulting in these bonds being a variable rate of FF plus 49 bps) When FV hedges are terminated, the value of each hedge is an adjustment to the book value of the underlying security, thereby changing its current book yield and extending its duration

Third Quarter 2023 Earnings Conference Call 10/17/2023 HANCOCK WHITNEY